Exhibit 11


Coopers & Lybrand



                       Consent of Independent Accountants



To the Trustees of Scudder Pathway Series:


We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Scudder Pathway Series: Balanced Portfolio, Conservative Portfolio, Growth Portfolio and International Portfolio (the "Fund") on Form N-1A, of our report dated November 12, 1996 on our audit of the Statement of Assets and Liabilities of the Fund as of November 8, 1996.


We also consent to the reference to our Firm under the caption, "Experts."



                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
November 12, 1996